                                                                  EXHIBIT 10.23



                                  LIN TV CORP.


                           2002 NON-EMPLOYEE DIRECTOR


                                   STOCK PLAN


                           EFFECTIVE AS OF MAY 1, 2002





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                                  LIN TV CORP.

                           2002 NON-EMPLOYEE DIRECTOR

                                   STOCK PLAN

         1. PURPOSE. The purpose of the LIN TV Corp. 2002 Non-Employee Director Stock Plan ("Plan") is to attract highly qualified individuals who are not current employees of LIN TV Corp. (the "Company") to serve as members of the Board of Directors of the Company and to enable such individuals to increase their ownership in the Company's Class A common stock, par value $.01 per share (the "Common Stock"). Capitalized terms in the Plan or in any agreement evidencing an award granted under the Plan shall have the meaning assigned to such terms in the Plan, except to the extent the context requires a different construction. In any necessary construction of the Plan, the masculine shall include the feminine and the singular shall include the plural and vice versa.

         2. ADMINISTRATION.

                  (a) Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company ("Board of Directors") or by any other committee appointed by the Board of Directors of the Company to administer the Plan (the "Committee"); provided that the Board of Directors shall act as the Committee if no such committee is appointed by the Board of Directors; further provided that, the entire Board of Directors may act as the Committee if it chooses to do so. The number of individuals that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors, and, unless that majority of the Board of Directors determines otherwise, shall consist of not less than two (2) members who shall be "non-employee directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) Authority. The Committee shall have full and final authority, subject to the terms of the Plan:

                      (i) to establish such rules and regulations as it deems necessary for the proper administration of the Plan;

                      (ii) to make all determinations permitted or deemed necessary, appropriate, or advisable for the administration of the Plan;

                      (iii) to interpret the terms and conditions of the Plan and any agreement evidencing an award granted under the Plan; and

                      (iv) to perform all other acts, exercise all other powers, and establish any other procedures determined by the Committee to be necessary, appropriate, or advisable, in its sole discretion, for the administration of the Plan or for the conduct of the Committee's business.

         All determinations and interpretations made by the Committee with respect to the Plan or an award granted under the Plan shall be binding and conclusive on all individuals and their legal representatives.

                  (c) Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

                  (d) Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

         3. ELIGIBILITY. Each active member of the Company's Board of Directors who is not a current employee of the Company and who is not eligible to participate in the LIN TV Corp. 2002 Stock Plan, as amended (including any successor thereto), shall be eligible to participate in the Plan ("Eligible Non-Employee Director"). An Eligible Non-Employee Director shall become a participant in the Plan ("Participant") upon his execution of an Option Agreement (as defined in Section 4(a) herein) or a Stock Award Agreement (as defined in Section 4(b) herein).

         4. AWARDS.

                  (a) The Plan provides for the grant of rights to purchase shares of Common Stock ("Stock Options") in accordance with the terms described herein and subject to the terms of the written agreement executed by the Company and the Participant evidencing the grant of such Stock Option ("Option Agreement"). Stock Options granted under the Plan shall be designated as non-qualified stock options.

                  (b) The Plan provides for the grant of awards with respect to shares of Common Stock ("Stock Awards"), as described in Section 7 herein. Each Stock Award


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shall be subject to the terms of the Plan and the written agreement executed by the Company and the Participant evidencing the grant of such Stock Award ("Stock Award Agreement").

                  (c) Any Stock Option or Stock Award granted to a member of the Committee shall be approved by the Board of Directors, and no member of the Committee may approve the grant of a Stock Option or Stock Award to himself. Eligibility to participate in the Plan shall not entitle an Eligible Non-Employee Director to receive a Stock Option or Stock Award prior to the date such Stock Option or Stock Award is granted under the Plan. The granting of any Stock Option or Stock Award under the Plan shall not be deemed to either entitle a Participant to receive or to disqualify a Participant from receiving any other Stock Option or Stock Award under the Plan.

         5. COMMON STOCK RESERVED UNDER THE PLAN.

                  (a) Basic Limitations. The aggregate number of shares of Common Stock that may be subject to Stock Options or Stock Awards granted under the Plan shall be 200,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with
Section 8 hereof.

                  (b) Additional Shares. Any shares of Common Stock subject to a Stock Option that for any reason is cancelled, expires, forfeited, or terminates without having been exercised, or any shares of Common Stock subject to a Stock Award that is cancelled, expires, forfeited, or terminates without payment, if any, having been made by the Participant for such shares of Common Stock shall again be available for the grant of Stock Options or Stock Awards under the Plan.

         6. OPTIONS.

                  (a) Initial Grant. Each Eligible Non-Employee Director actively serving as a member of the Board of Directors on May 1, 2002 (the "Effective Date") shall be granted a Stock Option with respect to 10,000 shares of Common Stock effective as of the Effective Date, subject to Section 18 herein. Each newly-elected Eligible Non-Employee Director shall be granted a Stock Option with respect to 10,000 shares of Common Stock effective as of the first Option Grant Date following the date of his election to the Board of Directors, subject to Section 18 herein.

                  (b) Subsequent Grants. Each Eligible Non-Employee Director who is reelected or continues to serve (after his election to the Board of Directors) as an Eligible Non-Employee Director after the adjournment of an Annual Meeting of Stockholders of the Company shall be granted a Stock Option with respect to 4,000 shares of Common Stock effective as of the Option Grant Date immediately following such Annual Meeting of Shareholders, subject to
Section 18 herein.

                  (c) Option Grant Date. The "Option Grant Date" shall be the first Friday following the Annual Meeting of Stockholders of the Company; provided,


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
however, that if, on such date, the General Counsel of the Company determines, in his sole discretion, that the Company is in possession of material, undisclosed information about the Company, then the annual grant of Stock Options to Eligible Non-Employee Directors shall be suspended until the second business day after public dissemination of such information and the Option Grant Date of such Stock Options shall be such date.

                  (d) Exercise Price. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value of a share of Common Stock on the Option Grant Date for such Stock Option.

                  (e) Payment of Exercise Price. In no event shall any shares of Common Stock be issued pursuant to the exercise of a Stock Option until the Participant has made full payment for the shares of Common Stock (including payment of the exercise price and any taxes required to be withheld by the Company in connection with the exercise of the Stock Option).

                  The exercise price shall be payable in United States dollars in cash or by check or in such form as the Committee may from time to time designate. The Participant also shall pay to the Company an amount determined by the Company to be sufficient to pay any applicable federal or state withholding taxes imposed as a result of the exercise of the Stock Option. In the sole discretion of the Committee, a Participant may make payment of either or both of the exercise price and any required federal or state withholding taxes, in whole or in part, by delivering shares of Common Stock to the Company. The Committee may impose such limitations and restrictions on payments with shares of Common Stock as the Committee, in its sole discretion, deems advisable. However, to the extent the Participant is permitted to deliver shares of Common Stock to pay any portion of the exercise price, the Participant must have owned the shares of Common Stock for at least six months as of the delivery date.

                  (f) Vesting. A Stock Option may be exercised to the extent the Stock Option is vested. Unless otherwise determined by the Committee at the time of grant and as provided in an Option Agreement, a Stock Option granted under the Plan shall become vested and exercisable in accordance with the vesting schedule set forth below, unless vesting is accelerated pursuant to Section 6(g) or Section 8(c) herein.

                          PERCENTAGE OF GRANT
                        VESTED AND EXERCISABLE                VESTING DATE
                        ----------------------                ------------
                                  25%                  1st anniversary of grant date
                                  25%                  2nd anniversary of grant date
                                  25%                  3rd anniversary of grant date
                                  25%                  4th anniversary of grant date

                  (g) Acceleration of Vesting. To the extent a Stock Option has not previously vested or expired, a Stock Option shall become 100% vested and exercisable


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effective as of the date an Eligible Non-Employee Director ceases to provide services as an Eligible Non-Employee Director of the Company, provided that such cessation of service occurs as a result of his death or Retirement. For purposes of the Plan, "Retirement" shall mean cessation of service as an Eligible Non-Employee Director of the Company on or after (i) the date on which an Eligible Non-Employee Director attains age 60 with ten (10) or more years of service with the Company as a Non-Employee Director or (ii) the date on which an Eligible Non-Employee Director attains age 65 with five (5) or more years of service with the Company as an Eligible Non-Employee Director.

                  (h) Term of Stock Options. A Stock Option granted under the Plan shall terminate or expire on the earlier to occur of the following, subject to Section 8(c) herein:

                  (i)      Ten (10) years after the Option Grant Date; or

                  (ii) Three (3) months after the date of an individual's cessation of service as an Eligible Non-Employee Director.

         7. STOCK AWARDS

                  (a) Generally. The Committee may, in its discretion, grant Stock Awards consisting of shares of Common Stock issued or transferred to an Eligible Non-Employee Director with or without payments therefor. A Stock Award shall be construed as an offer by the Company to the Participant to purchase the number of shares of Common Stock subject to the Stock Award at the purchase price, if any, established therefor.

                  (b) Payment of the Purchase Price. If the Stock Award Agreement requires payment for shares of Common Stock acquired pursuant to the Stock Award, the purchase price of any shares of Common Stock subject to the Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option.

                  (c) Additional Terms. Stock Awards shall be subject to such terms and conditions as the Committee determines, in its sole discretion, to be appropriate, including restrictions on the sale or other disposition of shares of Common Stock acquired pursuant to the Stock Award and the right of the Company to reacquire such shares for no consideration on or after the termination of the Participant's service with the Company. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the shares of Common Stock subject to a Stock Award. The Committee may also require that the stock certificates evidencing shares of Common Stock subject to a Stock Award be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

                  (d) Rights as a Shareholder. The Stock Award Agreement shall specify whether the Participant shall have, with respect to shares of Common Stock


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subject to the Stock Award, all of the rights of a holder of shares of Common
Stock, including the right to receive dividends and to vote the shares of Common Stock.

         8. ADJUSTMENT PROVISIONS; CHANGE OF CONTROL.

                  (a) Adjustment Generally. If there shall be any change in the shares of Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the number of shares of Common Stock reserved under the Plan as set forth in Section 5(a) herein, the number and kind of shares issuable under an outstanding Stock Option, and the exercise price of a Stock Option shall be adjusted, as may be deemed appropriate by the Committee, to reflect such change in the shares of Common Stock.

                  (b) Adjustment to Stock Awards. In the event of any change in the shares of Common Stock described in subsection (a) above, the Committee may specify the effect of such change on Stock Awards under the Plan.

                  (c) Effect of a Change of Control. If (1) a Change of Control shall occur, (2) the Company shall enter into an agreement providing for a Change of Control, or (3) any member of the HMC Group shall enter into an agreement providing for a Change of Control, then the Committee may declare any or all Stock Options outstanding under the Plan to be exercisable in full, to the extent such Stock Options were not previously exercisable, at such time or times as the Committee shall determine, notwithstanding the express provisions of any Option Agreement; similarly, the Committee may declare that any restrictions applicable to any Stock Award shall completely lapse (to the extent not then lapsed), at such time or times as the Committee shall determine, notwithstanding the terms of any Stock Award Agreement. Each Stock Option the vesting of which is accelerated by the Committee pursuant to the preceding sentence shall terminate, notwithstanding any express provision thereof or any other provision of the Plan, on such date (not later than the stated expiration date of such Stock Option) as the Committee shall determine.

                  (d) Definitions.

                           (1) "Change of Control" of the Company shall mean,
for purposes of the Plan, the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act other than one or more members of the HMC Group, (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than one or more members of the HMC Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.


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

                           (2) "HMC Group" shall mean Hicks, Muse, Tate & Furst
Incorporated, its affiliates and their respective employees, officers, and directors (and members of their respective families and trusts for the primary benefit of such family members). An affiliate of Hicks, Muse, Tate & Furst Incorporated shall mean, any individual or legal entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Hicks, Muse, Tate & Furst Incorporated.

         9. NONTRANSFERABILITY. Except as otherwise expressly provided in the Option Agreement, no Stock Option granted under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution, and during the lifetime of a Participant, Stock Options granted to him under the Plan shall be exercisable only by the Participant. The Committee may, on a case by case basis, permit a Participant to transfer a Stock Option, in whole or in part, during the Participant's lifetime to one or more members of the Participant's immediate family or to a trust established exclusively for one or more such family members, and the extent of such permission shall be enumerated in the Participant's Option Agreement. The transferred portion of the Stock Option may be exercised only by the person or persons who acquire a proprietary interest in the Stock Option pursuant to the transfer. The terms applicable to the transferred portion of the Stock Option shall be the same as those in effect for the Stock Option under the Participant's Option Agreement immediately prior to the transfer. The Committee may impose on any transferable Stock Option such limitations and conditions as the Committee deems appropriate in its sole discretion. Any attempt to transfer a Stock Option in violation of this Section 9 shall be null and void and shall be disregarded by the Company.

         10. FAIR MARKET VALUE. For purposes of the Plan and any Stock Options or Stock Awards granted hereunder, "Fair Market Value" shall mean the closing price of a share of Common Stock on the determination date (or on the last preceding trading date if Common Stock was not traded on the determination date) if the Company's Common Stock is readily tradable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of a share of Common Stock.

         11. WITHHOLDING. By acceptance of a Stock Option or a Stock Award, a Participant shall be deemed to (i) agree to reimburse the Company for any federal, state, or local taxes or other amounts required by any government to be withheld or otherwise deducted by such corporation in respect of the Participant's exercise of all or a portion of the Stock Option, the grant of a Stock Award, or the lapse of any restrictions related to a Stock Award; (ii) authorize the Company to withhold from any cash compensation paid to the Participant or in the Participant's behalf, an amount sufficient to discharge any federal, state, and local taxes or other amounts required to be withheld by the Company, and which otherwise has not been paid by the Participant, in respect of the Participant's exercise of all or a portion of a Stock Option or the grant of or lapse of any restrictions related to a Stock Award; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which the Participant is entitled upon exercise of the Stock Option (or


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
refuse to release from escrow certificate related to any restricted Stock Award), until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Stock Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld or, in the case of a Stock Award, require the Participant to return to the Company a number of shares of Common Stock sufficient to satisfy the withholding requirement.

         12. TENURE. Nothing contained in the Plan, any Option Agreement, or any Stock Award Agreement shall affect, or be construed as affecting, the terms of relationship between the Company and any Eligible Non-Employee Director. Nothing contained in the Plan, any Option Agreement, or any Stock Award Agreement shall impose, or be construed as imposing, an obligation on the Company to retain the services of any individual.

         13. UNFUNDED PLAN. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

         14. NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, or Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

         15. RIGHTS AS A SHAREHOLDER. Except as otherwise provided by the Committee, a Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by a Stock Option or Stock Award until the issuance of an unrestricted stock certificate to the Participant with respect to such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such unrestricted stock certificate.

         16. DURATION, AMENDMENT AND TERMINATION.

                  (a) Duration. No Stock Option shall be granted more than ten
(10) years after the Effective Date but Stock Options granted prior to that date shall continue to become exercisable, and may be exercised, according to their terms.


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                  (b) Amendment and Termination. Except as provided in Section
16(c) herein, the Plan may be terminated or amended by the Board of Directors, in whole or in part, at any time.

                  (c) Limitations on Amendment. No amendment to the Plan may revoke or alter the terms of any previously-granted Stock Option or Stock Award outstanding as of the effective date of such Plan amendment without the Participant's consent, to the extent such amendment would materially and adversely affect the Participant's rights under, or the value of, such Stock Option or Stock Award. Additionally, no amendment to the Plan shall become effective before the date stockholders approve such amendment where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation.

         17. GOVERNING LAW. The validity and construction of the Plan and any agreement evidencing the grant of a Stock Option or Stock Award thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or any such agreement to the substantive law of another jurisdiction, except to the extent superseded by any applicable federal law.

         18. EFFECTIVE DATE. The Plan shall be effective as of the Effective Date, provided that the Plan is approved by a majority of the stockholders of the Company within twelve (12) months of the Effective Date, and such approval of stockholders shall be a condition on the grant of any Stock Options hereunder. Any Stock Option granted under the Plan prior to such approval of stockholders shall be effective as of the grant date (unless the Committee specifies otherwise at the time of grant), but no such Stock Option may be exercised prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Stock Option shall be null and void as of the grant date.


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                             INDEX OF DEFINED TERMS

TERM                                          SECTION WHERE DEFINED OR FIRST USED

Board of Directors                            2(a)

Change of Control                             8(d)(1)

Committee                                     2(a)

Common Stock                                  1

Company                                       1

Effective Date                                6

Eligible Non-Employee Director                3

Exchange Act                                  2(a)

Fair Market Value                             10

HMC Group                                     8(d)(2)

Option Agreement                              4(a)

Option Grant Date                             6(c)

Participant                                   3

Plan                                          1

Retirement                                    6(g)

Stock Award                                   4(b)

Stock Award Agreement                         4(b)

Stock Option                                  4(a)


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